UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2009

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2009, MicroStrategy Incorporated (the “Company”) entered into an agreement (the “Purchase Agreement”) for the sale of all of its equity interest in Alarm.com Incorporated (“Alarm.com”) to Alarm.com Holdings, Inc. (the “Buyer”). The transaction closed on February 13, 2009. Alarm.com, which was a majority-owned subsidiary of the Company prior to the completion of the transaction, is a provider of web-enabled residential and commercial security and activity monitoring technology. As a result of the transaction, the Company received aggregate consideration of approximately $27.7 million in cash, subject to post-closing purchase price adjustments, if any, which will be determined based on Alarm.com’s working capital on the closing date. The Purchase Agreement contains customary seller representations, warranties, covenants and indemnification provisions, including obligations to provide indemnification for specified intellectual property matters.

On February 17, 2009, the Company issued a press release regarding this transaction. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information reported under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2009	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Michael J. Saylor
	Name:	Michael J. Saylor
	Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 17, 2009.